                                                                    EXHIBIT 3(b)

Exhibit (b) - Reports on Form 8-K filed during the last quarter of 1996: Form 8-K dated November 4, 1996

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT:                                      Commission File Number:
NOVEMBER 4, 1996                                              0-11672

                             HORIZON BANCORP, INC.
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

         WEST VIRGINIA                                 55-0631939
-------------------------------            -----------------------------------
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

      ONE PARK AVENUE, BECKLEY, WV                        25801
---------------------------------------                 ---------
(Address of principal executive offices)                (Zip Code)

                                  (304) 255-7000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                        (This report contains (1) page)

ITEM 5.  OTHER EVENTS

Attached to this report on Form 8-K as Exhibit 20, and incorporated herein by reference, is a press release of Horizon Bancorp, Inc. issued on October 25, 1996, announcing a two-for-one stock split effected in the form of a 100% stock dividend and fourth quarter cash dividend payable on December 15, 1996. This release also presented earnings for the three and nine month periods ended September 30, 1996 and 1995, adjusted for the effect of the split.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a).  Financial statements of businesses acquired.

Audited financial statements of Twentieth as of December 31, 1995 and 1994 and for the three years in the period ended December 31, 1995, have been previously filed with the Commission with Twentieth's Form 10-K for the year ended December 31, 1995, which was incorporated by reference into Horizon's Form S-4, Registration No. 333-02365.

(b).  Pro forma financial information.

Pro forma condensed consolidated financial statements at March 31, 1996 and 1995 and for the three month periods then ended and at December 31, 1995 and 1994 and for the three years in the period ended December 31, 1995 are included in Horizon's Form S-4, Registration No. 333-02365.

Pro forma financial information and financial statements at June 30, 1996 and for the six month periods ended June 30, 1996 and 1995 are attached to this filing as Exhibit 99.

(c).  Exhibits.

         20.  Press release dated October 25, 1996

         99. Pro forma financial statements at June 30, 1996 and for the six month periods ended June 30, 1996 and 1995

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         HORIZON BANCORP, INC.


                                         By:  /s/ FRANK S. HARKINS, JR.
                                             ----------------------------------
                                         Frank S. Harkins, Jr.
                                         Chairman of the Board and CEO

Date:  November 4, 1996

NEWS RELEASE
FOR RELEASE:  OCTOBER 25, 1996

Contact:  C. Duane Blankenship, CFO
             (304) 255-7310

HORIZON BANCORP, INC.

HORIZON BANCORP ANNOUNCES STOCK SPLIT AND INCREASE IN DIVIDEND

         Frank S. Harkins, Jr., Chairman and CEO of Horizon Bancorp, Inc. (NASDAQ:HZWV), announced that the board of directors has approved a two-for-one stock split effected in the form of a dividend and declared a fourth quarter cash dividend of $0.17 per share, both of which are payable December 15, 1996, to shareholders of record on December 1, 1996. The cash dividend will be paid on all outstanding shares including those issued as a result of the split.

         The dividend rate for the year ending December 31, 1996, represents an increase of 18.1% over the dividend rate for 1995.

         Below is summarized financial information for the nine and three months ended September 30, 1996 and 1995. All information has been restated to reflect the increased number of common shares outstanding as a result of the split, and to reflect the acquisition of Twentieth Bancorp on August 30, 1996. The acquisition was accounted for under the pooling of interests method of accounting and accordingly financial information of Horizon and Twentieth has been presented as if the companies had always been combined.

                                                              FOR THE THREE MONTHS        FOR THE NINE
                                                               ENDED SEPTEMBER 30         MONTHS ENDED
                                                                                          SEPTEMBER 30
                                                                1996        1995        1996        1995
                                                             ----------- ----------- ----------- -----------
OPERATING RESULTS:
  Interest income                                               $18,520     $18,124     $54,695     $51,898
  Interest expense                                                7,261       7,320      21,554      19,910
  Net interest income                                            11,259      10,804      33,141      31,988
  Provision for loan losses                                         727         564       2,228       1,537
  Noninterest income                                              1,143       1,310       3,585       3,397
  Noninterest expense                                             7,390       6,936      21,716      20,260
  Provision for income taxes                                      1,534       1,588       4,600       4,695
  Net income                                                      2,751       3,026       8,182       8,893
PER SHARE OF COMMON STOCK:
  Net income                                                    $  0.30     $  0.33     $  0.88     $  0.95
  Dividends declared                                               0.15        0.13        0.45        0.38



                                                                                           FOR THE NINE
                                                                                           MONTHS ENDED
                                                                                           SEPTEMBER 30
                                                                                          1996       1995
                                                                                       --------------------
AVERAGE BALANCE SHEET SUMMARY:
  Total loans                                                                          $617,932    $593,415
  Investment securities                                                                 243,683     231,779
  Total assets                                                                          934,690     898,843
  Deposits                                                                              794,263     768,411
  Short-term borrowings                                                                  22,236      22,150
  Equity                                                                                105,903      99,285
BALANCES AT END OF PERIOD:
  Total assets                                                                         $944,258    $919,500
  Total loans                                                                           629,234     610,759
  Investment securities                                                                 244,715     242,344
  Earning assets                                                                        880,129     864,578
  Deposits                                                                              797,463     785,928
  Shareholders' equity                                                                  107,219     102,108
KEY FINANCIAL RATIOS:
  Average equity to average assets                                                       11.33%      11.05%
  Return on average assets                                                                1.17%       1.32%
  Return on average equity                                                               10.30%      11.94%
  Efficiency ratio                                                                       59.13%      57.26%
  Average total loans to average deposits                                                77.80%      77.23%
ASSET QUALITY:
  Nonperforming loans to total loans                                                      1.18%       1.22%
  Nonperforming assets to total assets                                                    0.84%       0.87%
  Allowance for loan losses to nonperforming loans                                      126.90%     115.32%
  Allowance for loan losses as a percent of total loans                                   1.49%       1.41%

         Horizon Bancorp, Inc. is a $944 million bank holding company headquartered in Beckley, West Virginia.

                                 (in thousands)
                        PRO FORMA CONDENSED CONSOLIDATED
                           BALANCE SHEET (UNAUDITED)
                                 JUNE 30, 1996

                                                                As Reported
                                                        ---------------------------
                                                          Horizon      Twentieth
                                                          Bancorp,      Bancorp,      Pro Forma            Pro Forma
                                                            Inc.          Inc.       Adjustments          Consolidated
                                                        ------------- ------------- -------------- ----- ---------------
ASSETS
  Cash and cash equivalents                                $  22,566    $   16,908                          $   39,474
  Held to maturity securities                                 33,717        24,159                              57,876
  Available for sale securities                              111,371        78,639                             190,010
  Loans, net                                                 425,984       182,595                             608,579
  Premises and equipment                                       9,994         6,934                              16,928
  Accrued interest receivable and other assets                14,337         4,800                              19,137
                                                           ---------     ---------   ----------   -------   ----------
      Total assets                                         $ 617,969     $ 314,035           --             $  932,004
                                                           =========     =========   ==========   =======   ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
  Deposits:
    Noninterest bearing                                    $  72,860     $  41,087                          $  113,947
    Interest bearing                                         446,305       234,362                             680,667
                                                           ---------     ---------   ----------   -------   ----------
      Total deposits                                         519,165       275,449                             794,614
  Short-term borrowings                                       19,010         3,035                              22,045
  Accrued interest payable and other liabilities               7,620         2,500                              10,120
                                                           ---------     ---------   ----------   -------   ----------
      Total Liabilities                                      545,795       280,984                             826,779
                                                           ---------     ---------   ----------   -------   ----------
  Common stock                                                 2,835         1,800        4,671    [1,2]         9,306
  Surplus                                                     12,262         7,500          (18)     [1]        19,744
  Treasury stock                                                (175)           --                                (175)
  Retained earnings                                           57,549        24,236       (4,653)     [2]        77,132
  Net unrealized gain/(loss) on AFS securities                  (297)         (485)                               (782)
                                                           ---------     ---------   ----------   -------   ----------
    Total Shareholders' Equity                                72,174        33,051           --                105,225
                                                           =========     =========   ==========   =======   ==========
      Total Liabilities and Shareholders' Equity           $ 617,969     $ 314,035           --             $  932,004
                                                           =========     =========   ==========   =======   ==========

[1] The shareholders' equity accounts have been adjusted to reflect the issuance of 1,818,000 shares of Horizon common stock at $1 par value.

[2] The shareholders' equity accounts have been adjusted for the two-for-one stock split effected in the form of a 100% stock dividend, which is payable December 15, 1996.

                        PRO FORMA CONDENSED CONSOLIDATED
                        STATEMENT OF INCOME (UNAUDITED)
                     For the Six Months Ended June 30, 1996

(in thousands, except per share data)                          As Reported
                                                        ---------------------------
                                                                                                     Pro Forma
                                                          Horizon      Twentieth                   Consolidated
                                                          Bancorp,      Bancorp,      Pro Forma      (adjusted
                                                            Inc.          Inc.      Consolidated     for stock
                                                                                                      split)
                                                        ------------- ------------- -------------- --------------
Interest income                                             $ 24,550       $11,625        $36,175       $ 36,175
Interest expense                                               9,743         4,550         14,293         14,293
                                                            --------       -------        -------       --------
Net interest income before provision for loan losses          14,807         7,075         21,882         21,882
Provision for loan losses                                        649           852          1,501          1,501
                                                            --------       -------        -------       --------
Net interest income                                           14,158         6,223         20,381         20,381

Other income                                                   1,609           833          2,442          2,442
Other expenses                                                 9,201         5,125         14,326         14,326
                                                            --------       -------        -------       --------

Income before income taxes                                     6,566         1,931          8,497          8,497
Income tax expense                                             2,320           746          3,066          3,066
                                                            --------       -------        -------       --------
Net income                                                  $  4,246       $ 1,185        $ 5,431       $  5,431
                                                            ========       =======        =======       ========

Average share outstanding (thousands)                          2,830         1,800          4,648          9,296   [3,4]
                                                            ========       =======        =======       ========

Earnings per share                                          $   1.50       $  0.66        $  1.17       $   0.58
                                                            ========       =======        =======       ========

[3] Average shares outstanding have been adjusted for the exchange ratio (1.01 shares of Horizon for each share of Twentieth).

[4] Average shares outstanding have been adjusted for the recently announced Horizon two-for-one stock split effected in the form of a 100% stock dividend, which is payable December 15, 1996.

                        PRO FORMA CONDENSED CONSOLIDATED
                        STATEMENT OF INCOME (UNAUDITED)
                     For the Six Months Ended June 30, 1995

(in thousands, except per share data)                            As Reported
                                                            ----------------------
                                                                                                        Pro Forma
                                                            Horizon      Twentieth                    Consolidated
                                                            Bancorp,      Bancorp,      Pro Forma       (adjusted
                                                              Inc.          Inc.      Consolidated      for stock
                                                                                                          split)
                                                            --------       -------       --------        --------
Interest income                                             $ 22,128      $ 11,646       $ 33,774        $ 33,774
Interest expense                                               8,275         4,315         12,590          12,590
                                                            --------       -------       --------        --------
Net interest income before provision for loan losses          13,853         7,331         21,184          21,184
Provision for loan losses                                        485           488            973             973
                                                            --------       -------       --------        --------
Net interest income                                           13,368         6,843         20,211          20,211

Other income                                                   1,266           821          2,087           2,087
Other expenses                                                 8,553         4,771         13,324          13,324
                                                            --------       -------       --------        --------

Income before income taxes                                     6,081         2,893          8,974           8,974
Income tax expense                                             1,934         1,173          3,107           3,107
                                                            --------       -------       --------        --------
Net income                                                  $  4,147      $  1,720       $  5,867        $  5,867
                                                            --------       -------       --------        --------

Average share outstanding (thousands)                          2,835         1,797          4,668           9,300   [3,4]
                                                            --------       -------       --------        --------

Earnings per share                                          $   1.46      $   0.96       $   1.26        $   0.63
                                                            --------       -------       --------        --------

[3] Average shares outstanding have been adjusted for the exchange ratio (1.01 shares of Horizon for each share of Twentieth).

[4] Average shares outstanding have been adjusted for the recently announced Horizon two-for-one stock split effected in the form of a 100% stock dividend, which is payable December 15, 1996.